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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 8, 2004



                               GENERAL MILLS, INC.
              -----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Delaware                      1-1185                41-0274440
------------------------         ----------------       -------------------
(State of Incorporation)           (Commission           (I.R.S. Employer
                                   File Number)          Identification No.)



         Number One General Mills Boulevard
               Minneapolis, Minnesota                          55426
               (Mail: P.O. Box 1113)                       (Mail: 55440)
--------------------------------------------------  ---------------------------
      (Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4 (c))



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ITEM 1.01.        ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

                           On October 8, 2004, General Mills, Inc. (the
         "Company") completed a series of concurrent transactions as previously disclosed in the two Prospectus Supplements dated October 4, 2004, which were filed with the Securities and Exchange Commission on October 6, 2004. These transactions included: (a) the offering by Diageo US Limited of shares of common stock of the Company ("Common Stock"), (b) the offering by Lehman Brothers Holdings Inc. ("Lehman Brothers") of its 6 1/4% Exchangeable Notes due 2007 (the "PIES"), which are mandatorily exchangeable for shares of Common Stock, and (c) the sale by a wholly-owned subsidiary of the Company to an affiliate of Lehman Brothers (the "Investor") of 835,000 Series B-1 Preferred Membership Interests (the "Series B-1 Membership Interests") in General Mills Cereals, LLC ("GMC") held by such subsidiary.

                           In connection with the issuance by Lehman Brothers of the PIES, the Company, Lehman Brothers and a separate affiliate of Lehman Brothers entered into a Forward Purchase Contract (the "Forward Contract"), pursuant to which the Company is obligated to deliver to such affiliate between approximately 14.3 million and 17.1 million shares of Common Stock, subject to adjustment under certain circumstances. These shares will generally be deliverable by the Company in October 2007, in exchange for $750 million in cash or, in certain circumstances, securities of an affiliate of Lehman Brothers.

                           As noted above, a wholly-owned subsidiary of General Mills sold 835,000 Series B-1 Membership Interests to the Investor in exchange for $835 million. In connection with this sale, on October 8, 2004, GMC and its existing members entered into a Third Amended and Restated Limited Liability Company Agreement of GMC (the "LLC Agreement"), setting forth, among other things, the terms of Series B-1 Membership Interests and the rights of the Investor and the other members, which consist of RBDB, Inc., a third party investor ("RBDB") that acquired 150,000 Class A Membership Interests in GMC (the "Class A Membership Interests") in May 2002 in exchange for $150 million, as well as four wholly-owned subsidiaries of the Company.

                           Under the terms of the LLC Agreement, the Class A Membership Interests held by RBDB receive quarterly preferred distributions at a floating rate equal to (i) the sum of three-month LIBOR plus 90 basis points, divided by (ii) 0.965. The LLC Agreement requires that the rate of the distributions on the Class A Membership Interests be adjusted by agreement between RDBD and GMC every five years, beginning in June 2007. If GMC and the investors fail to mutually agree on a new rate of referred distributions, GMC must remarket the Class A Membership Interests to set a new distribution rate. Upon a failed remarketing, the rate over LIBOR will be increased by 75 basis points until the next scheduled remarketing date. GMC, through its managing member, may elect to re-

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         purchase all of the Class A Membership Interests at any time for an amount equal to the holder's capital account, plus any applicable make whole amount. Under certain circumstances, GMC also may be required to be dissolved and liquidated, including, without limitation, the bankruptcy of GMC or its subsidiaries, failure to deliver the preferred distributions, failure to comply with portfolio requirements, breaches of certain covenants, lowering of the Company's senior debt rating below either Baa3 by Moody's or BBB- by Standard & Poor's and a failed attempt to remarket the Class A Membership Interests as a result of a breach of GMC's obligations to assist in such remarketing. In the event of a liquidation of GMC, each member of GMC would receive the amount of their then capital account balance. The managing member may avoid liquidation in most circumstances by exercising an option to purchase the Class A Membership Interests.

                           The Series B-1 Membership Interests are entitled to receive quarterly preferred distributions at a fixed rate of 4.5% per year, which is scheduled to be reset to a new fixed rate through a remarketing in October 2007. Beginning in October 2007, the managing member of GMC may elect to repurchase the Series B-1 Membership Interests for an amount equal to the Investor's then capital account balance plus any applicable whole amount.

                           Upon the occurrence of certain exchange events (as described below), the Series B-1 Membership Interests will be exchanged for shares of perpetual preferred stock of the Company. An exchange will occur upon the senior unsecured debt rating of the Company falling below either Ba3 as rated by Moody's Investors Service, Inc. or BB- as rated by Standard & Poor's or Fitch, Inc., a bankruptcy or liquidation of the Company, a default on any senior indebtedness of the Company resulting in an acceleration of indebtedness having an outstanding principal balance in excess of $50 million, the Company failing to pay a dividend on its common stock in any fiscal quarter, or a liquidating event under the LLC Agreement.

                           If GMC fails to make a required distribution to the holders of Series B-1 Membership Interests when due, the Company will be restricted from paying any dividend (other than dividends in the form of shares of common stock) or other distributions on shares of its common or preferred stock, and may not repurchase or redeem shares of its common or preferred stock, until all such accrued and undistributed distributions are paid to the holders of the Series B-1 Membership Interests. If the required distributions on the Series B-1 Membership Interests remain undistributed for six quarterly distribution periods, the managing member will form a nine-member board of directors to manage GMC. Under these circumstances, the holder of the Series B-1 Membership Interests will have the right appoint one director. Upon the payment of the required distributions, the board of directors will be dissolved.

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                           Currently, all interests in GMC, other than the
         Series B-1 Membership Interests and 150,000 Class A Membership Interests, but including all managing member interests, are held by wholly-owned subsidiaries of the Company.

                           As noted above, if GMC fails to make a required distribution to the holders of the Series B-1 Membership Interests when due, the Company would generally be restricted from making dividends on and repurchases of its capital stock. This restriction is set forth in a Dividend Restriction Agreement, dated as of October 8, 2004, which the Company executed and delivered to Wells Fargo Bank, National Association, as paying agent on the Common Stock.

ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

                           The disclosure set forth in Item 1.01 above relating to the sale of Series B Membership Interests in GMC in incorporated herein by reference.

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

                           The disclosure set forth in Item 1.01 above relating to the Forward Purchase Contract for the sale of Common Stock is incorporated herein by reference.

ITEM 3.03.        MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS.

                           The disclosure set forth in Item 1.01 above relating to the Dividend Restriction Agreement is incorporated herein by reference.

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 14, 2004

                                 GENERAL MILLS, INC.



                                 By:   /s/ Siri S. Marshall
                                      -----------------------------------------
                                      Name:  Siri S. Marshall
                                      Title: Senior Vice President, Corporate
                                             Affairs, General Counsel and
                                             Secretary


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